Exhibit 10.1

CORPORATE GUARANTEE

CORPORATE GUARANTEE, (this "Guarantee") dated as of April 21, 2014, made by S&W SEED COMPANY, a Nevada corporation ("S&W Seed" or the "Guarantor") in favor of NATIONAL AUSTRALIA BANK LIMITED (the "Lender").

RECITALS

A. The Lender and Seed Genetics International Pty Ltd ("SGI" or the "Borrower") have entered into an ongoing credit agreement, most recently dated February 27, 2013 (as renewed, amended, supplemented or otherwise modified from time to time, the "Credit Agreement", and together with several facility lines that comprise this agreement and such other documents and instruments executed and delivered in connection with the credit agreement, collectively, the "Credit Facility") under the terms of which SGI may borrow up to AUD $10.0 million from the Lender from time to time throughout the term of the Credit Facility;

B. Borrower's repayment and other obligations under the Credit Facility including all fees, interest, costs and expenses are secured by personal guarantees to the Lender (the "Personal Guarantees") by certain of Borrower's former shareholders, including David Stanley Pengelly; Ross Whyte Downes; Dennis Charles Jury; and Mark James Harvey (the "Founders").

C. As a result of the acquisition of all of the outstanding ordinary shares of the Borrower by S&W Seed Australia Pty Ltd ("S&W Australia") on or about April 1, 2013 pursuant to a Share Acquisition Agreement dated March 14, 2013 (the "Acquisition Agreement"), the Borrower is the wholly owned subsidiary of S&W Australia, which, in turn, is wholly owned by the Guarantor;

D. Pursuant to the Acquisition Agreement, Guarantor has agreed to facilitate the release of the Founders from the Personal Guarantees; and

E. The Guarantor will derive substantial direct and indirect benefit from the making of the loans by the Lender to the Borrower for the duration of the term of the Credit Facility. The Guarantor acknowledges that the Lender is acting in reliance on the Guarantor incurring obligations and giving rights under this Guarantee as an inducement for Lender continuing to make loans to Borrower.

NOW, THEREFORE, in consideration of the premises and to induce the Lender to make further advances under the Credit Facility and to induce the Lender to make loans to, and otherwise extend credit for the account of, the Borrower, the Guarantor hereby agrees with the Lender as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) "Obligations" means all money which the Borrower is or at any time may become actually or contingently liable to pay or deliver to or for the account of the Lender under the Credit Agreement, whether or not currently contemplated. It includes money by way of principal, interest, fees, costs, indemnity, charges, duties or expenses or payment of liquidated or unliquidated damages under the Credit Agreement, or as a result of a breach of or default under the Credit Agreement.

2. Guarantee.

(a) The Guarantor hereby, unconditionally and irrevocably, guarantees to the Lender and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; provided, however, that the maximum amount of liability to be guaranteed by Guarantor hereunder shall not, at any time, exceed Ten Million Australian Dollars (AUD $10,000,000.00). Following Borrower's default for failure to pay the Obligations due and owing under the Credit Agreement and Lender's exhaustion of all available remedies under the Credit Agreement, Guarantor shall pay an amount equal to the Obligations then due and payable in the same manner and currency which the Borrower is required to pay the Obligations under the Credit Agreement (or would have been but for its default).

(b) The Guarantor's obligations under this Guarantee are principal obligations and are not ancillary or collateral to any other right of obligation.

(c) Anything herein or in any other document or instrument comprising the Credit Facility to the contrary notwithstanding, the maximum liability of the Guarantor hereunder shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(d) No payment or payments made by the Borrower, the Guarantor, other guarantor, if any, or any other Person or received or collected by the Lender from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

(e) If any Obligations (including moneys which would have been Obligations if they were recoverable) are not recoverable from the Borrower for any reason the Guarantor shall indemnify the Lender and shall pay that money to the Lender up to the maximum liability of the Guarantor hereunder. The reason may include any legal limitation, disability, incapacity or thing affecting the Borrower or any failure to execute properly an agreement or document. This applies whether or not:

(i) any transaction relating to the Obligations was void or illegal or has been subsequently avoided; or

(ii) any matter or fact relating to that transaction was or ought to have been within the knowledge of the Lender.

3. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Guarantor hereby irrevocably authorizes the Lender at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Lender may elect, against and on account of the obligations and liabilities of the Guarantor to the Lender hereunder and claims of every nature and description of the Lender against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement or other document or instrument constituting the Credit Facility, as the Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Lender shall notify the Guarantor promptly of any such set-off and the application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or any collateral security or guarantee or right of offset held by the Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, nor claim an amount under any law relating to bankruptcy, winding up or the protection of creditors in relation to the Borrower until all amounts owing to the Lender by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Lender, if required), to be applied against the Obligations.

5. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender and the Credit Facility may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or other guarantors, if any, and any failure by the Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against such Guarantor.

6. Guarantee Absolute and Unconditional. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to be benefit of the Lender and its successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Facility the Borrower may be free from any Obligations.

7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

8. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Lender without set-off, deduction or counterclaim in Australian Dollars (AUD) at the office of the Lender specified in the Credit Facility.

9. Authority of Lender. The Guarantor acknowledges that the rights and responsibilities of the Lender under this Guarantee with respect to any action taken by the Lender or the exercise or non-exercise by the Lender of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this guarantee shall be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them.

10. Information Relating to Borrower. The Guarantor acknowledges and agrees that it has made such independent examination, review and investigation of the Credit Facility documents and instruments as Guarantor deems necessary and appropriate and shall have sole responsibility to obtain from the Borrower any information required by the Guarantor about any modifications thereto. The Guarantor further acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the Borrower's financial condition or business operations as Guarantor may require, and that the Lender has not duty, and the Guarantor is not relying on the Lender at any time to disclose to the Guarantor any information relating to the business operations or financial condition of the Lender.

11. Representations. The Guarantor makes the following representations and warranties:

(a) It has the power to enter into and perform its obligations under this Guarantee. It has taken all necessary corporate action to authorise the entry into and performance of this Guarantee and to carry out the transactions contemplated by this Guarantee.

(b) This Guarantee is its valid and binding obligation enforceable in accordance with its terms.

12. Release of Personal Guarantees. In consideration of the Guarantor guaranteeing the Obligations, the Lender does hereby, on behalf of itself and its beneficiaries, agents, successors and assigns, (a) release the Founders from the Personal Guarantees, and any and all obligations and liabilities relating thereto; and (b) agree to enter into written releases with each Founder to further document the action taken in this Section.

13. Further Assurances. The Guarantor will perform all acts and execute all agreements, assurances and other documents and instruments as the Lender, acting reasonably, requires to perfect or improve the powers afforded or created, or intended to be afforded or created, by this Deed.

14. Notices. All notices, requests and demands to or upon the Lender or the Guarantor to be effective shall be in writing (or by electronic mail, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or overnight mail or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by electronic mail, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a) if to the Lender, at its address or transmission number for notices provided in the Credit Facility; and

(b) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

The Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

15. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Lender relative to the subject matter hereof not reflected herein.

17. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Lender, provided that any provision of this Guarantee may be waived by the Lender in a letter or agreement executed by the Lender or by facsimile transmission from the Lender.

(b) The Lender shall not by any act (except by a written instrument pursuant to Section 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

(a) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of Lender and their respective successors and assigns.

20. Costs and Expenses. The Guarantor agrees to pay all costs, expenses and liabilities incurred by the Lender in connection with taking any action with respect to this Guarantee including on a full indemnity basis up to the maximum liability of the Guarantor hereunder, all administration costs including enforcement charges, any advisors or agents costs and all reasonable attorneys' fees and all other costs and expenses that may be incurred by the Lender (i) in the enforcement of this Guarantee; or (ii) in the preservation, protection or enforcement of any rights of the Lender in any case commenced by or against the Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

21. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

22. Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other documents constituting the Credit Facility to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of California, the courts of the United States of America for the Eastern District of California, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth under its signature below or at such other address of which the Lender shall have been notified pursuant hereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

23. Acknowledgments. The Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other documents constituting the Credit Facility to which it is a party;

(b) the Lender has no fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guarantee or any of the other documents constituting the Credit Facility to which it is a party, and the relationship between the Guarantor and the Borrower, on one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other documents constituting the Credit Facility or otherwise exists by virtue of the transactions contemplated hereby among the Lender or among the Guarantor, the Borrower and the Lender.

24. Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (signature pages exchanged by facsimile or e-mail (.pdf) shall be fully binding), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned parties has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

S&W SEED COMPANY

By: /s/ Matthew K. Szot
Matthew K. Szot
Senior Vice President Finance and Administration and
Chief Financial Officer

ACKNOWLEDGED AND AGREED TO BY:

NATIONAL AUSTRALIA BANK LIMITED

By: /s/ Craig Dolley
Name: Craig Dolley
Title: Agribusiness Manager

[Signature Page: Corporate Guarantee]